Exhibit 99.1

The Marygold Companies Names Timothy M. Rooney

President of Fintech Subsidiary - Marygold & Co.

Experienced Financial Services Executive to Lead Company as it Nears Completion of Development and Introduction of Innovative Mobile Banking App

San Clemente, Calif., January 19, 2023—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today announced the appointment of Timothy M. Rooney as President of Marygold & Co., a wholly owned subsidiary created to develop and offer a unique mobile banking app built around a unified platform for spending, receiving, saving and investing.

Rooney is part of the founding leadership group at Marygold & Co., joining the Company to create and lead Marygold & Co. Advisory Services, LLC, a Registered Investment Advisor. Starting his career in the banking sector, he has a 20+ year track record creating and launching successful financial services organizations and products, including mutual funds and exchange-traded funds and retirement plan businesses. Rooney held a ten-year career with Nationwide Investment Management Group, where he served as Vice President, Product Development. He also was Vice President, Strategy for Sun America Retirement Markets, and he headed Strategic Initiatives for Pacific Life Insurance Company.

Rooney earned an MBA degree in Finance from the Leonard N. Stern School of Business at New York University and a BBA degree in Finance from Baruch College. A strong believer in lifelong learning, he is a graduate of the Investment Strategies and Portfolio Management Program at The Wharton School, University of Pennsylvania, and completed the FinTech Program at Harvard University.

“Today’s announcement represents an important step in further strengthening our senior leadership team and in the growth and development of Marygold, as our mobile banking app transitions from development stage to beta testing and we near the finish line to prepare for the launch,” said Nicholas Gerber, CEO of The Marygold Companies. “Timothy is a visionary leader with experience, drive and motivation for success. He has been intimately involved with development of the app from the beginning, and his behind-the-scenes knowledge puts him in the ideal position to lead the organization and assume the role of President.”

“I am incredibly excited to be leading Marygold & Co., as we prepare to introduce what we believe will be the most innovative mobile banking product on the market,” Rooney said. “Fintech is widely regarded as a high growth sector in an increasingly complex world. Our new app will truly enable clients to simplify and organize their financial lives in a secure manner.”

The app has been under development for the past three years and currently is in the beta testing phase. More than 10,000 potential clients are currently on the wait list to download and start using the app. Among the unique features, the app will:

▪	Allow clients to securely send payments to anyone.
▪	Enable clients to save through interest-bearing FDIC-insured accounts, without banking fees or minimum requirements, including customization of savings goals for specific purposes.
▪	Provide the ability to customize investing, including the use of Money Pools, with diversified portfolios in accordance with user-selected goals and time-based objectives.

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

About Marygold & Co.

Marygold & Co., a wholly owned subsidiary of The Marygold Companies, was established in the U.S. in 2019 as a development stage company that today is nearing completion of an innovative fintech mobile banking app. Offices are in Denver, Colorado. For more information, visit https://marygoldandco.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, completing the development and launch of the Company’s fintech mobile banking app, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-429-5370

dneibert@themarygoldcompanies.com